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                                                                       EXHIBIT H

                                                                  Conformed Copy


                               POWER OF ATTORNEY

Oslo, Norway                                                   November 27, 1998


Arnfinn Hofstad and Finn Hvistendahl in their capacity as members of the Board of Directors of Telenor AS, a legal entity duly organized and registered under the laws of Norway (the "Company"), hereby appoint:

     Mr. Henrik Torgersen, holding Passport No. G 0285334-1,

to represent the Company, Telenor International AS ("Telenor International"), Telenor Invest AS ("Telenor Invest") and Telenor East Invest AS ("Telenor East Invest") and authorize him:

     1. To take all actions contemplated by the resolution adopted by the Board of Directors on November 23, 1998, including to negotiate, agree and execute:

          (a) on behalf of Telenor East Invest or Telenor Invest or Telenor International, (i) a Subscription Agreement between Telenor East Invest or Telenor Invest or Telenor International and Open Joint Stock Company "Vimpel-Communications" ("VimpelCom"), (ii) a Registration Rights between Telenor East Invest or Telenor Invest or Telenor International and VimpelCom, (iii) a Shareholders Agreement between Telenor East Invest or Telenor Invest or Telenor International and certain shareholders of VimpelCom, (iv) a Service Obligation Agreement between Telenor East Invest or Telenor Invest or Telenor International and VimpelCom (items (i)-
               (iv) being referred to herein as the "Agreements"), (v) a
               Schedule 13D for filing with the United States Securities and Exchange Commission (and any amendments thereto) (vi) one or more applications to the Anti-Monopoly Committee of the Russian Federation (and any relevant territorial agency thereof) for approval of the transactions contemplated by the Agreements, and
               (vii) a letter appointing CT Corporation System as Telenor East Invest's and/or Telenor Invest's and/or Telenor International's agent for service of process in connection with the Agreements;

          (b) on behalf of Telenor Invest or Telenor International, if Telenor East Invest is party to the Agreements referred to in item (a) above, a guarantee of the obligations of Telenor East Invest under the Agreements;

          (c) in each case, on behalf of the Company and/or Telenor International and/or Telenor Invest and/or Telenor East Invest, to coordinate, execute, and sign any and all letters, certificates, deeds, or other documents and do other acts and things relating to, or in connection with, any of the Agreements as such representative may think fit in his sole discretion (as shall be evidenced by his signature for all purposes), and to negotiate, enter into, execute and deliver any and all further agreements, instruments, certificates and other documents, and to take
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               all such other actions as he may deem necessary or advisable in order to implement, effectuate and comply with the terms, provisions and conditions of the Agreements and any and all transactions and agreements contemplated thereby;

2. to sign any applications, certifications, letters or other documents to be provided under the Agreements;

3. to give on behalf of any of the Company, Telenor International or Telenor Invest or Telenor East Invest any notice, certificate, confirmation, or communication and do any acts and things as may be necessary in connection with any letter, document, deed or act referred to in paragraphs 1, 2, and 3 above;

4. to make any statement, sign, file, and receive any document, and do any other acts and things as may be necessary and/or appropriate for the execution and performance of any of the Agreements, including to request such governmental and other authorizations, registrations or administrative verifications as may be necessary, and file any documents with and obtain any authorizations, certificates, permissions by any of the governmental authorities of the Russian Federation, including, without limitation, the Anti-Monopoly Committee of the Russian Federation and its territorial agencies and the United States Securities and Exchange Commission;

5. to represent the Company, Telenor International or Telenor Invest or Telenor East Invest before the Government and any governmental agencies, offices and organizations of the Russian Federation with respect to execution and performance of the Agreements and other documents related thereto; and

6. to take any other action required or permitted to be taken by the Company or Telenor International or Telenor Invest or Telenor East Invest under the Agreements; and to do all such acts and things as such representative may deem necessary or appropriate to carry out the objects set forth above.


          (signature page to follow)
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                                                                  Conformed Copy

This Power of Attorney shall be valid for one (1) year from the date herein.


TELENOR AS


By   /s/ Arnfinn Hofstad
     -------------------
     Name:  Arnfinn Hofstad
     Title:  Chairman of the Board


By   /s/ Finn Hvistendahl
     --------------------
     Name:  Finn Hvistendahl
     Title:  Deputy Chairman of the Board